Exhibit 99.1

FOR IMMEDIATE RELEASE

U.S. cellular announces expansion of board of directors

Company adds four non-independent directors and plans to require annual director elections

CHICAGO, (Sept. 26, 2014) – United States Cellular Corporation (NYSE:USM) today announced that its Board of Directors approved several amendments to the U.S. Cellular Restated Certificate of Incorporation (“Charter”), and expanded the board to 14 members. The independent directors engaged their own legal counsel and the non-independent members of the Board recused themselves from these approvals.

The changes to the U.S. Cellular board increased the size of the board to 14 members, appointed four new, non-independent Series A Common Share directors, and redesignated Gregory P. Josefowicz from a Series A Common Share director to a Common Share director. After these changes, the ratio of independent to non-independent directors is 1-to-1.

The changes to the Charter include an amendment to declassify the Board so that each director will be elected annually, rather than every three years; an amendment to opt out of Section 203 of the Delaware General Corporation Law, to provide greater flexibility with respect to sales of U.S. Cellular shares by TDS; and an amendment to update the current Charter. The Charter amendments will be submitted to shareholders at a special meeting of shareholders to be scheduled later in 2014. U.S. Cellular is 84 percent-owned by Telephone and Data Systems, Inc. (NYSE:TDS), which has the voting power to approve the amendments. As a matter of good corporate governance, TDS sought approval of such changes from the independent directors and made certain changes based on discussions with the independent directors.

“Increasing the number of non-independent directors brings the board to a level that is more proportionate with TDS’ significant controlling interest in U.S. Cellular,” said LeRoy T. Carlson, Jr., Chairman of the Board. “Each of the four new directors – Steve Campbell, Peter Sereda, Doug Shuma and Kurt Thaus – brings a tremendous amount of talent and experience to the board that will be valuable as we continue to position U.S. Cellular for long-term success. The changes to the Charter are consistent with trends in corporate governance away from classified boards and with TDS’ majority ownership interest in U.S. Cellular. These actions were not taken as a result or in anticipation of any planned action or transaction.”

Steven T. Campbell serves as U.S. Cellular's executive vice president - finance, chief financial officer and treasurer, a position he has held since 2007. Campbell is responsible for all financial matters for U.S. Cellular, including accounting, financial reporting and transparency, financial planning and analysis, and treasury functions. In addition, his team leads long-term business strategies, risk management, intercarrier business, legal and regulatory affairs, real estate leasing and site services, and supply chain activities. Campbell joined U.S. Cellular in 2005 as vice president and controller. Prior to joining U.S. Cellular, Campbell held senior leadership positions at 3Com Corporation, U.S. Robotics Corporation and Amoco Corporation. He began his finance and accounting career with PricewaterhouseCoopers LLP. A certified public accountant, Campbell has an MBA from the Kellogg School of Management at Northwestern University and a bachelor's degree in accounting from Quincy University.

Peter L. Sereda is TDS’ senior vice president - finance and treasurer, a position he has held since 2011.  Sereda is responsible for long- and short-term financing, cash and investment management, commercial and investment bank relationships, risk and pension asset management, and stock repurchases and other equity capital markets transactions. Sereda joined TDS in 1998 as vice president and treasurer. Prior to joining TDS, Sereda held senior leadership positions with Specialty Foods Corporation and Duchossois Industries, Inc.  Sereda has an MBA in finance and statistics from the University of Chicago Graduate School of Business and a BS in civil engineering and economics from the Massachusetts Institute of Technology.

Douglas D. Shuma is TDS’ senior vice president and controller, a position he has held since 2007. Shuma is responsible for financial reporting; accounting policy and internal controls; tax functions; and budgeting, planning and analysis. Prior to joining TDS, Shuma owned a consulting company for large, publicly traded corporations. Prior to that, he held senior leadership positions with Baxter International, Inc. and Caremark International, Inc. He began his career with PricewaterhouseCoopers LLP. A certified public accountant, Shuma has an MBA from the Kellogg School of Management at Northwestern University and a BS in accounting science from the University of Illinois at Urbana-Champaign.

Kurt B. Thaus is TDS’ senior vice president and CIO, a position he has held since 2004. He is responsible for all elements of TDS’ information technology function. Prior to joining TDS, Thaus held senior leadership positions with T-Systems North America, Inc., a subsidiary of T-Systems International (Deutsche Telecom) and Waste Management, Inc. Thaus holds an MS in engineering management from Northwestern University and a BS in mechanical engineering from the University of Illinois at Urbana-Champaign.

IMPORTANT INFORMATION: This document is not a solicitation of a proxy from any U.S. Cellular shareholder. Additional information relating to the foregoing proposals to be submitted to U.S. Cellular shareholders is included in U.S. Cellular’s preliminary proxy statement and will be included in U.S. Cellular’s definitive proxy statement when it becomes available. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such documents without charge when they become available at the SEC’s web site (www.sec.gov) and on the U.S. Cellular web site (www.uscellular.com) in the Investor Relations section on the SEC filing page.  U.S. Cellular and its executive officers, directors and nominees may be deemed to be participants in the solicitation of proxies from U.S. Cellular shareholders in connection with the foregoing proposals. Information regarding the security ownership and other interests of U.S. Cellular’s executive officers and directors is included in U.S. Cellular’s preliminary proxy statement and will be included in U.S. Cellular’s definitive proxy statement when it is available.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 4.7 million customers in 23 states. The Chicago-based company had 6,400 full- and part-time associates as of June 30, 2014. At the end of the second quarter of 2014, TDS owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:   All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of products and services offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

Media Contacts

Jane McCahon, Vice President, Corporate Relations and Corporate Secretary

312-592-5379

jane.mccahon@tdsinc.com

Julie Mathews, Investor Relations Manager

312-592-5341

julie.mathews@tdsinc.com

Source

United States Cellular Corporation

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